Exhibit 99.1

ENERGY SERVICES OF AMERICA COMPLETES ACQUISITION

Huntington, WV December 31, 2020- Energy Services of America Corporation (the “Company” or “Energy Services”) (OTC QB: ESOA) has completed the previously announced purchase of WV Pipeline, Inc. “WV Pipeline”, a West Virginia corporation located in Princeton, West Virginia.

As previously noted, Energy Services paid $3.5 million in cash and acquired a $3.0 million seller note with a term of five years with an interest rate of 3.25%. Previous WV Pipeline owners, David Bolton and Daniel Bolton, will continue their roles as President and Vice President, respectively, of Energy Services’ new subsidiary.

Douglas Reynolds, President, commented on the announcement. “We are excited to close on our first acquisition since 2008 and would like to welcome the capable and hardworking team at WV Pipeline to the Energy Services family.” Reynolds continued “Energy Services is focused on enhancing our capability to serve natural gas and water utilities and WV Pipeline compliments our organic initiatives to better address this growing market.”

Certain statements contained in the release including, without limitation, the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans, the effect of the COVID-19 pandemic, the integration of acquired business and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source: Energy Services of America Corporation

Contact: Douglas Reynolds, President

(304)-522-3868